UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 19, 2017
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 19, 2017, eBay Inc. (the “Company”) announced that Ms. Adriane Brown and Ms. Diana Farrell had been appointed as new members of the Company’s Board of Directors, with such appointment to be effective immediately. Ms. Brown and Ms. Farrell fill vacancies created by an increase in the size of the Company’s Board of Directors from 12 to 14, and each of their terms of office will expire at the Company’s 2018 annual meeting of stockholders or at such time as her respective successor has been elected and qualified. In addition, Ms. Brown will be a new member of the Company’s Audit Committee, with such appointment effective September 21, 2017.

As non-employee directors, Ms. Brown and Ms. Farrell are entitled to receive the compensation arrangements described in the Company’s 2017 Proxy Statement under “Compensation of Directors”, as filed with the Securities and Exchange Commission on March 31, 2017. In addition, the Company will enter into its form of Indemnity Agreement with Ms. Brown and Ms. Farrell, respectively, a copy of which has been filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 15, 1998.

There is no arrangement or understanding between either Ms. Brown or Ms. Farrell and any other persons pursuant to which either Ms. Brown and Ms. Farrell were appointed as a director. Furthermore, there are no transactions between either Ms. Brown and Ms. Farrell and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eBay Inc.
(Registrant)

Date: September 21, 2017	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Vice President, Legal, Deputy General Counsel & Assistant Secretary